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                                                                Exhibit 23.1












                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of First Pacific Networks, Inc. on Form S-8 (File No. 33-98570) of our reports dated May 17, 1996, except Note 15, as to which the date in June 20, 1996 on our audits of the financial statements and financial statement schedule of First Pacific Networks, Inc. as of March 31, 1995 and 1996 and for each of the three years in the period ended March 31, 1996, which reports are included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.



San Jose, California
June 28, 1996

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